Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Tawni Doyle
(623) 587-2686
PetSmart Media Line
623-587-2177

PETSMART REPORTS FIRST QUARTER 2006 RESULTS

•	Earnings of $0.30 per Share	•	Total Revenues Up 12 Percent
•	Comp Sales Growth of 3.7 Percent	•	Services Sales Up 26.8 Percent
          PHOENIX – May 17, 2006 – PetSmart, Inc. today reported net income of $41.8 million, or $0.30 per diluted share, for the first fiscal quarter of 2006. That compares with net income of $44.7 million, or $0.30 per diluted share, for the first quarter of fiscal 2005, which included a pre-tax gain of $8.5 million, or approximately $0.035 per diluted share after tax, related to a legal settlement.
          “During the first quarter, PetSmart grew, we demonstrated our ongoing competitive strength, and we made additional gains in the attractive pet market. We continued to execute and made important progress against a proven slate of strategic initiatives,” said Phil Francis, chairman and CEO. “Our strong top-line growth, our excellent services business and our continued momentum demonstrate the attractiveness and potential of this business model.”
Sales
          Net sales for the first quarter of 2006 were $1.0 billion, compared to $903.2 million for the same period in 2005, and comparable store sales – or sales in stores open at least a year – grew 3.7 percent in the first quarter, on top of 5.7 percent in the first quarter of 2005.
          Pet services sales were $90.3 million, up 26.8 percent from the same period last year.
          PetSmart opened 20 new stores and closed four locations during the first quarter of 2006, which compares with 16 new stores and two closures during the first quarter of 2005.

Gross margins and expense
          Gross margins were 30.7 percent in the first quarter of 2006, compared with 30.9 percent in the same period in 2005.
          Operating, general and administrative expenses were 23.3 percent of net sales in the first quarter of 2006, compared with 22.3 percent of net sales in the same period last year or, excluding the first quarter 2005 legal settlement gain of $8.5 million, 23.3 percent of net sales.
Pre-tax income
          PetSmart generated pre-tax income of 6.7 percent of sales in the first quarter. That compares with 8.0 percent, or 7.1 percent excluding the $8.5 million legal settlement gain in the first quarter of last year.
Share purchases and dividend payments
          PetSmart purchased 62,500 of its shares at an average price of $27.76 during the first quarter of 2006. At the end of the first quarter, the company had used $161.7 million of its current, $270 million authorization, which extends through the end of 2006.
          As previously announced, the company paid a dividend of $0.03 per share on May 12, 2006, to shareholders of record at the close of business on April 28, 2006.
Outlook
          PetSmart projects comparable store sales in the mid-single digits for the second quarter of 2006 and for the full year. It estimates earnings of $0.27 to $0.28 per share in the second quarter and continues to project earnings of $1.37 to $1.39 per share for the full year.
Conference call information
          PetSmart management has scheduled a teleconference for 4:30 p.m. (EST) today to discuss results for the first quarter of 2006 as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. The Web-cast will be available until the company announces results for the second quarter of 2006. In addition, you can listen to the call live by dialing 800-709-7416 (within the United States and Canada) or 706-679-5320 (for international callers), code 6541012. A phone replay will also be available through May 31, 2006, at 800-642-1687 in the United States and Canada, or at 706-645-9291 for international callers, code 6541012.
About PetSmart
          PetSmart, Inc., (NASDAQ: PETM) is the largest specialty retailer of services and solutions for the lifetime needs of pets. The company operates more than 840 pet stores in the United States and Canada, a growing number of PetsHotels, as well as the Internet’s leading online provider of pet products and information (www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and supplies, and offers complete pet training, grooming and adoption services. Since 1994, PetSmart Charities, an independent 501(c)3 organization, has donated more than $40 million to animal welfare programs and, through its in-store adoption program, has saved the lives of more than two million pets.
Forward-looking statements
          This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions, competitive forces and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PetSmart, Inc., and risks arising when investing in PetSmart, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Statement of utility
          PetSmart continues to provide all information required in accordance with Generally Accepted Accounting Principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if an investor is limited to reviewing only GAAP financial measures. Accordingly, PetSmart uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization.
          PetSmart’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by PetSmart may not be consistent with the presentation of similar companies in PetSmart’s industry. However, PetSmart presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate PetSmart’s operating results in a manner that focuses on what it believes to be its ongoing business operations.
          PetSmart’s management believes it is useful for itself and investors to review both GAAP information and non-GAAP measures of earnings per share, operating, general and administrative expenses and pre-tax income, as adjusted to exclude for a legal settlement in the first quarter of 2005, to have a better understanding of the overall performance of PetSmart’s business and its ability to perform in subsequent periods.
          Management believes the inclusion of these non-GAAP financial measures provides consistency and comparability of financial results and better enables investors to evaluate the ongoing operations and prospects of PetSmart by providing a better comparison to prior periods. Whenever PetSmart uses such a non-GAAP financial measure, it strives where possible to provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
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PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	April 30, 2006	% of Sales	May 1, 2005	% of Sales

Net sales	$1,011,529	100.00%	$903,150	100.00%
Cost of sales	701,449	69.35%	623,771	69.07%

Gross profit	310,080	30.65%	279,379	30.93%

Operating, general and administrative expenses	235,401	23.27%	201,580	22.32%

Operating income	74,679	7.38%	77,799	8.61%

Interest expense, net	6,733	0.67%	5,499	0.61%

Income before income tax expense	67,946	6.72%	72,300	8.01%
Income tax expense	26,182	2.59%	27,591	3.05%

Net income	$41,764	4.13%	$44,709	4.95%

Basic earnings per share	$0.30		$0.31

Diluted earnings per share	$0.30		$0.30

Weighted average shares outstanding — basic	137,449		142,690
Weighted average shares outstanding — diluted	141,088		148,148

Stores open at beginning of each period	826	726
Stores opened during each period	20	16
Stores closed during each period	(4)	(2)
Stores open at end of each period	842	740

PetSmart, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	April 30,	January 29,
	2006	2006
Assets
Cash and cash equivalents	$104,070	$110,415
Short term investments	241,800	219,900
Receivables, net	31,700	36,902
Merchandise inventories	405,275	399,413
Other current assets	81,677	73,866

Total current assets	864,522	840,496

Property and equipment, net	900,211	857,658
Deferred income taxes	90,732	92,092
Other noncurrent assets	75,078	73,445

Total assets	$1,930,543	$1,863,691

Liabilities and Stockholders’ Equity
Accounts payable	$167,801	$155,424
Other current liabilities	268,760	294,747
Current portion capital lease obligations	13,777	12,559

Total current liabilities	450,338	462,730

Capital lease obligations	384,306	351,564
Other noncurrent liabilities	107,164	108,647

Total liabilities	941,808	922,941

Stockholders’ equity	988,735	940,750

Total liabilities and stockholders’ equity	$1,930,543	$1,863,691

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Fiscal Quarter Ended May 1, 2005
	As reported (GAAP)		Reconciling Item	Non-GAAP
	Legal settlement
Net sales	$903,150	100.00%		$903,150	100.00%
Cost of sales	623,771	69.07%		623,771	69.07%

Gross profit	279,379	30.93%		279,379	30.93%

Operating, general and administrative expenses	201,580	22.32%	8,500	210,080	23.26%

Operating income	77,799	8.61%	(8,500)	69,299	7.67%

Interest expense, net	5,499	0.61%		5,499	0.61%

Income before income tax expense	72,300	8.01%	(8,500)	63,800	7.06%

Income tax expense	27,591	3.05%	(3,273)	24,318	2.69%

Net income	$44,709	4.95%	$(5,227)	$39,482	4.37%

Basic earnings per share	$0.31			$0.28

Diluted earnings per share	$0.30			$0.27

Weighted average shares outstanding — basic	142,690			142,690
Weighted average shares outstanding — diluted	148,148			148,148